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                                                                    Exhibit 16.1



May 31, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

Ladies and Gentlemen:

         We have read the statements made by Alloy, Inc. pursuant to Item 4 of Form 8-K, as part of Alloy's Current Report on Form 8-K dated May 31, 2002. We agree with the statements concerning our Firm contained in such Form 8-K.

Very truly yours,

/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP